Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $116 MILLION, or $1.36 PER DILUTED COMMON SHARE

For the first quarter of 2021, the Company reports:
•Operating income of $83 million, or $0.97 per diluted common share
•Improvement of 4.3 points in current accident year combined ratio, excluding catastrophe and weather-related losses, compared to the prior year
•Annualized return on average common equity ("ROACE") of 9.9% and annualized operating ROACE of 7.1%
•Book value per diluted common share of $53.03, an increase of $3.25, or 7%, compared to March 31, 2020

Pembroke, Bermuda, April 28, 2021 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2021.
Commenting on the first quarter 2021 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
“In the first quarter of 2021, our industry was again impacted by significant climate events and our primary thoughts are with the people and communities that have been affected. We are focused on supporting the recovery efforts and fulfilling our purpose – to help people when they are down.
"Notwithstanding the substantial catastrophe activity, this was a good quarter for AXIS and one where we saw tangible proof that our efforts to reposition our portfolio are generating real traction. Our first quarter results were highlighted by a year-over-year reduction of 4.3 points to our current accident year combined ratio ex-cat and weather, with improvements seen in both segments.
"These metrics provide further evidence that our re-underwriting actions are delivering the desired impact. Our Insurance segment's combined ratio of 94% and our ability to generate a consolidated 99% combined ratio in light of notable cat and weather activity speak to the progress that we’re making.
"With market conditions favorable across virtually all of our lines of business, our performance is seeing positive momentum as the global economy continues to recover. We have a strong franchise, deep relationships with our brokers and partners in distribution, and leadership positions across our most attractive markets. We believe AXIS is poised to continue to demonstrate meaningful improvements to our performance in 2021 and beyond.”

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Results*

•Net income available to common shareholders for the first quarter of 2021 was $116 million, or $1.36 per diluted common share, compared to a net loss attributable to common shareholders of $(185) million, or $(2.20) per diluted common share, for the first quarter of 2020.
•Operating income1 for the first quarter of 2021 was $83 million, or $0.97 per diluted common share1, compared to an operating loss of $(164) million, or $(1.94) per diluted common share, for the first quarter of 2020.
•Adjusted for dividends declared, the book value per diluted common share decreased by $1.64, or 3%, compared to December 31, 2020.
•Adjusted for dividends declared, the book value per diluted common share increased by $4.91, or 10%, over the past twelve months.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Loss per diluted common share and operating loss per diluted common share for the three months ended March 31, 2020 were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders and operating loss recognized in the period.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $104 million, or 4%, ($72 million or 3% on a constant currency basis3), to $2.5 billion with an increase of $162 million, or 17%, in the insurance segment, partially offset by a decrease of $58 million, or 4%, in the reinsurance segment.
•Net premiums written increased by $100 million, or 6%, ($68 million or 4% on a constant currency basis) to $1.8 billion, with an increase of $126 million, or 22%, in the insurance segment, partially offset by a decrease of $26 million, or 2%, in the reinsurance segment.

	Three months ended March 31,
KEY RATIOS	2021	2020	Change
Current accident year loss ratio excluding catastrophe and weather-related losses[4]	55.1%	57.1%	(2.0	pts)
Catastrophe and weather-related losses ratio	10.1%	26.9%	(16.8	pts)
Current accident year loss ratio	65.2%	84.0%	(18.8	pts)
Prior year reserve development ratio	(0.4%)	(0.6%)	0.2	pts
Net losses and loss expenses ratio	64.8%	83.4%	(18.6	pts)
Acquisition cost ratio	19.8%	21.9%	(2.1	pts)
General and administrative expense ratio	14.3%	14.5%	(0.2	pts)
Combined ratio	98.9%	119.8%	(20.9	pts)

Current accident year combined ratio excluding catastrophe and weather-related losses	89.2%	93.5%	(4.3	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $110 million ($100 million, after-tax), (Insurance: $36 million; Reinsurance: $74 million) or 10.1 points, primarily attributable to Winter Storms Uri and Viola, principally related to the state of Texas, and other weather-related events this quarter, compared to $300 million (Insurance: $178 million; Reinsurance: $122 million), or 26.9 points, in 2020, which included $235 million, or 21.3 points, attributable to the COVID-19 pandemic.
•No change to net loss estimate of $360 million established for the COVID-19 pandemic in 2020.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures and a discussion of the rationale for the presentation of these items are provided in this press release.
4 The current accident year loss ratio excluding catastrophe and weather-related losses was calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended March 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$1,103,198	$940,715	17.3%
Net premiums written	707,814	581,650	21.7%
Net premiums earned	616,286	562,064	9.6%
Underwriting income (loss)	38,821	(122,630)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	52.3%	54.2%	(1.9	pts)
Catastrophe and weather-related losses ratio	5.9%	30.4%	(24.5	pts)
Current accident year loss ratio	58.2%	84.6%	(26.4	pts)
Prior year reserve development ratio	(0.3%)	(0.7%)	0.4	pts
Net losses and loss expenses ratio	57.9%	83.9%	(26.0	pts)
Acquisition cost ratio	19.1%	20.1%	(1.0	pts)
Underwriting-related general and administrative expense ratio	16.8%	17.9%	(1.1	pts)
Combined ratio	93.8%	121.9%	(28.1	pts)

Current accident year combined ratio excluding catastrophe and weather-related losses	88.2%	92.2%	(4.0	pts)
nm - not meaningful - defined as a variance greater than +/-100%
•Gross premiums written increased by $162 million, or 17%, ($154 million, or 16% on a constant currency basis), primarily attributable to increases in professional lines, property, marine and liability lines driven by new business and favorable rate changes.
•Net premiums written increased by $126 million, or 22%, ($118 million, or 20% on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in marine lines, partially offset by increases in premiums ceded in professional lines and liability lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance were $36 million, primarily attributable to Winter Storms Uri and Viola and other weather-related events, compared to $178 million in 2020.
•The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 1.9 points in the first quarter, compared to the same period in 2020, principally due to the impact of favorable pricing over loss trends in most lines of business and improved loss experience in property lines largely associated with the repositioning of the portfolio, partially offset by an increase in loss experience in marine lines.
•The acquisition cost ratio decreased by 1.0 point in the first quarter, compared to the same period in 2020, primarily due to an increase in ceding commissions.
•The underwriting-related general and administrative expense ratio decreased by 1.1 points in the first quarter, compared to the same period in 2020, attributable to an increase in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$1,432,283	$1,490,443	(3.9%)
Net premiums written	1,071,072	1,097,394	(2.4%)
Net premiums earned	487,436	526,561	(7.4%)
Underwriting income (loss)	1,425	(74,137)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	58.6%	60.2%	(1.6	pts)
Catastrophe and weather-related losses ratio	15.6%	23.1%	(7.5	pts)
Current accident year loss ratio	74.2%	83.3%	(9.1	pts)
Prior year reserve development ratio	(0.8%)	(0.4%)	(0.4	pts)
Net losses and loss expenses ratio	73.4%	82.9%	(9.5	pts)
Acquisition cost ratio	20.8%	23.9%	(3.1	pts)
Underwriting-related general and administrative expense ratio	6.0%	5.5%	0.5	pts
Combined ratio	100.2%	112.3%	(12.1	pts)

Current accident year combined ratio excluding catastrophe and weather-related losses	85.4%	89.6%	(4.2	pts)
nm - not meaningful
•Gross premiums written decreased by $58 million, or 4%, ($82 million, or 5% on a constant currency basis), primarily attributable to decreases in motor, engineering and catastrophe lines due to non-renewals and decreased line sizes associated with the repositioning of the portfolio, partially offset by selective increases in liability lines driven by favorable market conditions.
•Net premiums written decreased by $26 million, or 2%, ($50 million, or 5% on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, together with an increase in premiums ceded in liability lines, partially offset by decreases in premiums ceded in catastrophe, property, credit and surety, and professional lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $74 million in the quarter, primarily attributable to Winter Storms Uri and Viola and other weather-related events, compared to $122 million in 2020.
•The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 1.6 points in the first quarter, compared to the same period in 2020, principally due to the impact of favorable pricing over loss trends in most lines of business and benefits associated with repositioning the portfolio, partially offset by an increase in loss experience in property lines.
•The acquisition cost ratio decreased by 3.1 points in the quarter, compared to the same period in 2020, primarily due to changes in business mix.
•The underwriting-related general and administrative expense ratio increased by 0.5 points in the first quarter, compared to the same period in 2020, attributable to a decrease in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $114 million increased from net investment income of $93 million for the first quarter of 2020, primarily attributable to higher returns from other investments. Net realized and unrealized gains recognized in net income for the quarter were $30 million, including net unrealized losses of $3 million (gains of $6 million excluding foreign exchange movements), following a decrease in the market value of our mutual bonds funds included in our equity securities portfolio during the quarter, compared to net realized and unrealized losses of $63 million in the first quarter of 2020.

Pre-tax total return on cash and investments5 was (0.5%) including foreign exchange movements ((0.4%) excluding foreign exchange movements6). A decrease in net unrealized gains of $227 million ($219 million excluding foreign exchange movements) was recognized in the quarter following a decrease in the market value of our fixed income portfolio, compared to net unrealized losses of $275 million ($224 million excluding foreign exchange movements) recognized during the first quarter of 2020. The prior year pre-tax total return was (1.7%) including foreign exchange movements ((1.3%) excluding foreign exchange movements).

Our fixed income portfolio book yield was 2.1% at March 31, 2021, compared to 2.3% at December 31, 2020. The new money yield was 1.5% at March 31, 2021.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(12)m and $(61)m for the three months ended March 31, 2021 and 2020, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at March 31, 2021 was $6.5 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2020. The decrease in total capital was attributable to a decrease in net unrealized gains reported in other comprehensive income following a decrease in the market value of our fixed income portfolio and common share dividends declared, partially offset by the net income generated for the three months ended March 31, 2021.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $2.06 in the current quarter, and increased by $3.25 over the past twelve months, to $53.03. The decrease in the quarter was driven by the decrease in net unrealized gains reported in other comprehensive income and common share dividends declared, partially offset by the net income generated. The increase over the past twelve months was driven by the net income generated and net unrealized gains reported in other comprehensive income, partially offset by common share dividends declared.

During the first quarter of 2021, the Company declared dividends of $0.42 per common share, with total dividends declared of $1.66 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share decreased by $1.64 for the quarter and increased by $4.91 over the past twelve months.

7 Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, April 29, 2021 at 9:30 a.m. (EDT) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers) or 1-412-902-6506 (international callers) approximately ten minutes in advance of the call and entering the passcode 2581490. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers) or 1-412-317-0088 (international callers) and entering the passcode 10154469. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended March 31, 2021 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at March 31, 2021 of $5.2 billion and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our LinkedIn (AXIS Capital) and corporate Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020

	2021	2020

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,728,611	$12,041,799
Fixed maturities, held to maturity, at amortized cost	404,690	—
Equity securities, at fair value	547,676	518,445
Mortgage loans, held for investment, at fair value	629,576	593,290
Other investments, at fair value	790,530	829,156
Equity method investments	123,370	114,209
Short-term investments, at fair value	185,699	161,897
Total investments	14,410,152	14,258,796
Cash and cash equivalents	895,932	902,831
Restricted cash and cash equivalents	664,347	600,401
Accrued interest receivable	61,222	65,020
Insurance and reinsurance premium balances receivable	3,367,142	2,738,342
Reinsurance recoverable on unpaid losses and loss expenses	4,533,232	4,496,641
Reinsurance recoverable on paid losses and loss expenses	459,411	434,201
Deferred acquisition costs	577,509	431,439
Prepaid reinsurance premiums	1,379,450	1,194,455
Receivable for investments sold	1,450	2,150
Goodwill	100,801	100,801
Intangible assets	216,904	219,633
Value of business acquired	2,826	3,854
Operating lease right-of-use assets	116,693	123,579
Other assets	298,756	305,544
Total assets	$27,085,827	$25,877,687

Liabilities
Reserve for losses and loss expenses	$14,025,274	$13,926,766
Unearned premiums	4,551,424	3,685,886
Insurance and reinsurance balances payable	1,231,403	1,092,042
Debt	1,310,009	1,309,695
Payable for investments purchased	389,925	104,777
Operating lease liabilities	134,002	140,263
Other liabilities	267,400	322,564
Total liabilities	21,909,437	20,581,993

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,316,147	2,330,054
Accumulated other comprehensive income	214,861	414,395
Retained earnings	5,842,850	5,763,607
Treasury shares, at cost	(3,749,674)	(3,764,568)
Total shareholders' equity	5,176,390	5,295,694

Total liabilities and shareholders' equity	$27,085,827	$25,877,687

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Three months ended
	2021	2020

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,103,722	$1,088,625
Net investment income	114,165	93,101
Net investment gains (losses)	29,645	(62,877)
Other insurance related income (loss)	2,781	(8,707)
Total revenues	1,250,313	1,110,142

Expenses
Net losses and loss expenses	714,718	908,073
Acquisition costs	218,871	238,650
General and administrative expenses	158,408	157,060
Foreign exchange losses (gains)	4,113	(61,683)
Interest expense and financing costs	15,571	23,472
Reorganization expenses	—	(982)
Amortization of value of business acquired	1,028	1,799
Amortization of intangible assets	2,690	2,870
Total expenses	1,115,399	1,269,259

Income (loss) before income taxes and interest in income (loss) of equity method investments	134,914	(159,117)
Income tax (expense) benefit	(20,776)	4,867
Interest in income (loss) of equity method investments	9,162	(23,577)
Net income (loss)	123,300	(177,827)
Preferred share dividends	7,563	7,563
Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$1.37	$(2.20)
Earnings (loss) per diluted common share	$1.36	$(2.20)
Weighted average common shares outstanding	84,514	84,094
Weighted average diluted common shares outstanding	84,965	84,094
Cash dividends declared per common share	$0.42	$0.41

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021			2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,103,198	$1,432,283	$2,535,481	$940,715	$1,490,443	$2,431,158
Net premiums written	707,814	1,071,072	1,778,886	581,650	1,097,394	1,679,044
Net premiums earned	616,286	487,436	1,103,722	562,064	526,561	1,088,625
Other insurance related income (loss)	415	2,366	2,781	647	(9,354)	(8,707)
Net losses and loss expenses	(356,898)	(357,820)	(714,718)	(471,812)	(436,261)	(908,073)
Acquisition costs	(117,679)	(101,192)	(218,871)	(112,751)	(125,899)	(238,650)
Underwriting-related general and
administrative expenses(8)	(103,303)	(29,365)	(132,668)	(100,778)	(29,184)	(129,962)
Underwriting income (loss) (9)	$38,821	$1,425	40,246	$(122,630)	$(74,137)	(196,767)

Net investment income			114,165			93,101
Net investment gains (losses)			29,645			(62,877)
Corporate expenses(8)			(25,740)			(27,098)
Foreign exchange (losses) gains			(4,113)			61,683
Interest expense and financing costs			(15,571)			(23,472)
Reorganization expenses			—			982
Amortization of value of business acquired			(1,028)			(1,799)
Amortization of intangible assets			(2,690)			(2,870)
Income (loss) before income taxes and interest in income (loss) of equity method investments			$134,914			$(159,117)

Net losses and loss expenses ratio	57.9%	73.4%	64.8%	83.9%	82.9%	83.4%
Acquisition cost ratio	19.1%	20.8%	19.8%	20.1%	23.9%	21.9%
General and administrative
expense ratio	16.8%	6.0%	14.3%	17.9%	5.5%	14.5%
Combined ratio	93.8%	100.2%	98.9%	121.9%	112.3%	119.8%

8 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $26 million and $27 million for the three months ended March 31, 2021 and 2020, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Three months ended
	2021	2020
	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)
Net investment (gains) losses(10)	(29,645)	62,877
Foreign exchange losses (gains)(11)	4,113	(61,683)
Reorganization expenses(12)	—	(982)
Interest in (income) loss of equity method investments(13)	(9,162)	23,577
Income tax expense (benefit)	1,694	(2,811)
Operating income (loss)	$82,737	$(164,412)

Earnings (loss) per diluted common share	$1.36	$(2.20)
Net investment (gains) losses	(0.35)	0.75
Foreign exchange losses (gains)	0.05	(0.73)
Reorganization expenses	—	(0.01)
Interest in (income) loss of equity method investments	(0.11)	0.28
Income tax expense (benefit)	0.02	(0.03)
Operating income (loss) per diluted common share	$0.97	$(1.94)

Weighted average diluted common shares outstanding	84,965	84,094

Average common shareholders' equity	4,686,042	4,529,293

Annualized return on average common equity	9.9%	nm

Annualized operating return on average common equity(14)	7.1%	nm

10 Tax cost (benefit) of $1,484 and ($5,677) for the three months ended March 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
11 Tax cost (benefit) of $210 and $2,527 for the three months ended March 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
12 Tax cost $339 for the three months ended March 31, 2020. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
13 Tax cost (benefit) of $nil for the three months ended March 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Risk and Uncertainties Related to COVID-19

The determination of the net loss estimate for the COVID-19 pandemic is based on our ground-up assessment of coverage from individual contracts and treaties across all lines of business, including a review of modeling analyses and market information, where appropriate. In addition, we consider preliminary information received from clients, brokers, and loss adjusters together with global shelter-in-place orders and the outcomes of recent court judgments, including the UK Supreme Court ruling.

The net loss estimate related to the COVID-19 pandemic is subject to significant uncertainty. This uncertainty is driven by the inherent difficulty in making assumptions around the impact of the COVID-19 pandemic due to the lack of comparable events, the ongoing nature of the event, and its far-reaching impacts on world-wide economies and the health of the population. These assumptions include:

•the nature and the duration of the pandemic;
•the effects on health, the economy and our customers;
•the response of government bodies including legislative, regulatory or judicial actions and social influences that could alter the interpretation of our contracts;
•the coverage provided under our contracts;
•the coverage provided by our ceded reinsurance; and
•the evaluation of the net loss estimate and impact of claim mitigation actions.

The actual net ultimate amount of the loss for this event may differ materially from the current net loss estimate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest or other unanticipated losses;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices and/or foreign currency values;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, ‘Risk Factors’ in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com